Exhibit 99.1

INVESTOR PRESENTATION

REGIONAL HEALTH PROPERTIES, INC. +SUNLINK HEALTH SYSTEMS, INC. MERGER OVERVIEW

JULY 2025

IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS AND WHERE TO FIND ADDITIONAL INFORMATION

FORWARD-LOOKING STATEMENTS: This communication contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Such forward-looking statements can often, but not always, be identified by the use of words like "believe", "continue", "pattern", "estimate", "project", "intend", "anticipate", "expect" and similar expressions or future or conditional verbs such as "will", "would", "should", "could", "might", "can", "may", or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger between Regional Health Properties, Inc. ("Regional") and SunLink Health Systems, Inc. ("SunLink"), including statements of Regional's goals, intentions and expectations; and statements regarding Regional's business plan and growth strategies.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things, risk factors identified in (i) the joint proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-286975), as amended (the "Registration Statement"), filed by Regional with the U.S. Securities and Exchange Commission (the "SEC"), (ii) Regional's cautionary language included under the headings "Statement Regarding Forward-Looking Statements" and "Risk Factors" in Regional's Annual Report on Form 10-K for the year ended December 31, 2024, and other documents subsequently filed by Regional with the SEC and (iii) SunLink's cautionary language included under the headings "Forward-Looking Statements" and "Risk Factors" in SunLink's Annual Report on Form 10-K for the year ended June 30, 2024, and other documents subsequently filed by SunLink with the SEC.

Neither Regional nor SunLink undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this communication. In addition, Regional's and SunLink's past results of operations do not necessarily indicate either of their anticipated future results, whether the merger is effectuated or not.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT: Regional has filed a Registration Statement, which includes a joint proxy statement/prospectus for Regional and SunLink, and other relevant documents concerning the proposed merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Regional and SunLink, without charge, at the SEC's website (http://www.sec.gov) or by accessing Regional's website (http://www.regionalhealthproperties.com) under the tab "Investor Relations" or by accessing SunLink's website (http://www.sunlinkhealth.com) under the tab "Investors." Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Investor Relations, Regional Health Properties, Inc., 1050 Crown Pointe Parkway, Suite 720, Atlanta, Georgia, 30338, telephone 678-869-5116 or to Investor Relations, SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 690, Atlanta, Georgia, 30339, telephone 770-933-7004.

Regional and SunLink and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Regional and SunLink in connection with the proposed merger. Information about the directors and executive officers of Regional is set forth in Part III of Regional's Annual Report on Form 10-K for the year ended December 31, 2024 (the "Regional Annual Report"), which information may be updated by Regional from time to time in subsequent filings with the SEC. Information about the directors and executive officers of SunLink is set forth in Part III of SunLink's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended June 30, 2024, which information may be updated by SunLink from time to time in subsequent filings with the SEC. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may also be obtained by reading the joint proxy statement/prospectus relating to the proposed merger. Free copies of this document may be obtained as described above.

TRANSFORMATIVE MERGER

The merger is expected to bring together the essential components to form a vertically integrated, diversified healthcare services company well-positioned for growth in a fragmented industry

REGIONAL HEALTH PROPERTIES, INC.

SUNLINK

PREMIER VERTICALLY INTEGRATED HEALTHCARE COMPANY

$72M
revenue[1]

$1M
free cash flow

$1M+
annual cost synergies by 2nd fiscal year

Strengthens Balance Sheet

[1] Regional's management projects 2026 Annual Revenue of the combined company to be approximately $72 million

MERGER SUMMARY

Consideration	• All-stock merger • For every 5 shares of SunLink common stock, SunLink shareholders receive 1.1330 shares of Regional common stock and 1 share of Regional Series D 8% Cumulative Convertible Redeemable Participating preferred stock
Enhanced Financial Performance and Value Creation	• Combined Projected Annual Revenue ~$72M • Projected Cash Flow accretive and potential for positive net income within 18 months • More than $1 million of projected annual cost synergies by the second fiscal year post-closing
Leadership and Governance	• Brent Morrison, CFA, Chairman and CEO of Regional, will be Chairman, CEO and President of the combined company • Mark Stockslager, CFO of SunLink, will be CFO of the combined company • 7 directors on the combined Board, 3 from Regional, 2 from SunLink and 2 new industry veterans
Strategic Rationale and Capital Allocation Strategy	• Significant anticipated expense synergies • Use excess cash expected to improve capital structure and reduce debt cost
Path To Close & Ownership	• Expected closing in Summer 2025 • Regional common shareholders expected to own 56.94% of the common stock of the combined company and SunLink shareholders expected to own 43.06% of the common stock of the combined company

DEAL POINTS

CREATES VERTICALLY INTEGRATED COMPANY

The combined company will consist of the value of the healthcare real estate from Regional and expected to integrate the diversified ancillary business lines of SunLink to create a platform poised for profitable growth

ACCRETIVE

Cost Synergies & Low Risk

- Anticipated to be accretive to cash flow with significant cost synergies identified
- Expected to be accretive to both Regional Health and SunLink, with over $1M of run-rate cost synergies identified by year two
- Anticipated integration of shared cultures and systems with very little geographic overlap
- Anticipated Regional balance sheet improvement to support growth

DELEVERAGE

Cash Infusion

- Expected to improve balance sheet of the combined company
- Expected to add $6M of cash and positive net working capital to the combined balance sheet
- Excess cash can be used to pay off high-cost mortgages and other corporate purposes

NON-CASH

Preservation of Value

- The noncash transaction allows Regional to use cash opportunistically
- Intended to qualify as a "reorganization"
- Preserves value of NOLs

SCALE

Path To Growth

- Projected pro forma $58M in revenue in 2025 and $72M in 2026
- Anticipated to create scale for Regional to become cashflow positive and eventually net income positive
- The combined entity is believed to enhance bargaining power to secure more favorable terms on supplier costs, including insurance, employee benefits, and shared vendor agreements

COMPELLING FINANCIAL BENEFITS TO COMBINATION

- Balance Sheet Flexibility
- Significant Synergies
- Cash Flow Accretive[1]
- Diversifies Service Offering
- Experienced Management
- Preserve NOLs
- Valuation Supported by Performing Real Estate Assets
- Positions Company For Growth

[1] Regional's management projects the merger to be accretive to cash flow by year two post the closing date

REGIONAL HEALTH PROPERTIES, INC.

COMBINED COMPANY OVERVIEW

COMBINED VERTICALLY INTEGRATED HEALTHCARE COMPANY


REGIONAL HEALTH
PROPERTIES, INC.
SunLink
Real Estate Portfolio of Healthcare Facilities
Healthcare Services Segment
Carmichael's Cashway Pharmacy
Durable Medical Equipment (DME)

REGIONAL'S REAL ESTATE PORTFOLIO

Portfolio Breakdown



Multi-Service Facility[2]
9%
Senior Housing
9%
Skilled Nursing Facilities
82%



North Carolina
8%
South Carolina
15%
Ohio
39%
Alabama
15%
Georgia
23%

12 Facilities in Five States[1]



OH
NC
SC
GA
AL
Real Estate Segment
Operating Portfolio

[1] One facility is leased in Ohio and subleased to a third party
[2] Multi-service campuses include some combination of co-located skilled nursing, independent living, assisted living and/or memory care units all housed at a single location and operated as a continuum of care

CARMICHAEL'S CASHWAY PHARMACY, INC.

Established in 1969 in Crowley, LA, Carmichael's is an independently operated pharmacy and medical equipment company with 3 business lines

Retail Pharmacy[1]



$6M

Institutional Pharmacy



$11M

Durable Medical Equipment



$18M

[1] Gross revenue used for each division

FUTURE INTEGRATED HEALTHCARE COMPANY



Before Integration
Regional
SunLink
Payer
Government
Employer
Individual
Intermediary
Insurers
HMOs
Hospital
Supplier
Wholesalers
Group
Purchasing
Organizations
Mail-order
Distributors
Producer
Pharmaceutical
companies
Medical device
companies
INDUSTRY VALUE CHAIN



After Integration
Regional + SunLink
Payer
Government
Employer
Individual
Intermediary
Insurers
HMOs
Hospital
Supplier
Wholesalers
Group
Purchasing
Organizations
Mail-order
Distributors
Producer
Pharmaceutical
companies
Medical device
companies
INDUSTRY VALUE CHAIN

Image Source: Wharton School Study of Healthcare Value Chain

BENEFITS FROM INTEGRATION OF PHARMACY

- Reduce Operating Expenses
  - Insurance
- Economies of Scale
  - Potential Lower Supplier Unit Cost
- More control
  - Supply disruption
- Better information of competition
- Mitigates supplier market power


Expense Reduction
Economies of Scale
More Control
Supplier Market Power
Better Information of Competition
Integration Benefits

PLAN ONCE MERGER IS CLOSED



3
Integrate Pharmacy into Healthcare Services Portfolio
1
Combine Companies
Reduce Expense Structure
2



Financial Guidance¹
$80
$70
$60
$50
$40
$30
$20
Projected Revenue (In $MM)
$58.0
$72.0
$75.0
2025
2026
2027

[1] Regional's management projects 2026 Annual Revenue of the combined company to be approximately $72 million

INDUSTRY DYNAMICS

FAVORABLE INDUSTRY TAILWINDS

- **Demographic Tailwinds**
  - 85+ Age Group is the fastest growing age group in the US
  - Increased life expectancy means a longer period of care needs, especially for memory care and skilled nursing
- **Limited New Supply**
  - Construction of new senior housing and skilled nursing facilities (“SNFs”) slowed significantly during COVID-19
  - Economics do not favor new construction
- **Policy & Regulatory Support**
  - Centers for Medicare & Medicaid Services increasing reimbursement rates for SNFs
  - Movement toward value-based care models
  - Aging-focused public policy gaining bipartisan support

FAVORABLE INDUSTRY TAILWINDS

US Population is aging while supply is decreasing

The number of people aged 85 years and older is expected to nearly double by 2035 (from 6.5 million to 11.8 million) and nearly triple by 2060 (to 19 million people).[1]



6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
1.5%
1.8%
2.0%
2.0%
2.0%
2.6%
3.9%
4.8%
4.7%
2000
2010
2016
2020
2024
2030
2040
2050
2060
85+ as % of US Population
85+ Population per SNF bed

[1] Source: U.S. Census Bureau, 2017 National Population Projections.

REGIONAL HEALTH PROPERTIES, INC.

FINANCIAL OVERVIEW

IMPROVED FINANCIAL SITUATION OF THE COMBINED COMPANY

	REGIONAL HEALTH PROPERTIES, INC.	SUNLINK	COMBINED COMPANY
Revenue[1]	$41.8M	$30.8M	$72.6M
Net Debt	$48.5M	($6.0)M	$42.5M
Shareholder Equity[3]	($4.2)M	$13.4M	$10.0M

[1] Assumes twelve-month revenue post closing.
[3] Pro forma Shareholder Equity as stated in the Form S-4/A filed by Regional with the SEC on June 23, 2025.

ADVANTAGEOUS DEBT PROFILE

Low cost and mostly non-recourse debt

84%+ of debt is long-term with fixed interest rate

70%+ of debt is non-recourse to parent company


Floating Rate Debt
15.4%
84.6%
Fixed Rate Debt


Recourse
19.6%
80.4%
Non-Recourse

Debt Type	Senior Debt (in MM$)	Interest Rate	Fixed or Floating	Wtd Avg Maturity	Recourse
HUD Subtotal/Weighted Average HUD Debt	$27.9[1]	3.7%	Fixed	2047	No
USDA and SBA Subtotal USDA and SBA	$7.4	9.3%	Floating	2036	Yes
Community Bank Subtotal Community Bank Debt	$7.6	4.2%	Fixed	2026	Yes
Municipal Bond Subtotal Municipal Bond Debt	$6.0	7.7%	Fixed	2042	No
Other Debt Subtotal Other Debt	$1.2	1.5%	Fixed	2025	No
TOTAL DEBT	**$50.1**	**5.17%**			

[1] HUD has $2.6M classified as restricted cash held in escrow accounts for capital expenditures and property taxes

REGIONAL HEALTH PROPERTIES, INC.

GROWTH STRATEGY

STRATEGIC SHIFT TO FACILITATE GROWTH

2022

Regional began to take back facilities from defaulted leases

- Meadowood Retirement Village in April 2022
- Glenvue Health & Rehab in September 2022

Take back Facilities Operations

2024

Continue to stabilize operations by partnering with experienced operators

- Took back Mt. Trace in November 2024
- Partnered with CJM Advisors to manage Mt. Trace

2025

Merge Regional Health Properties and SunLink Health Systems

- Took back Southland in February 2025
- Took back Sumter & Georgetown in March 2025

Merge with SunLink

2026

Integrate pharmacy into operations

- Streamline operations to increase profitability

Integrate Pharmacy Services

EXPANDED AND COMPLIMENTARY GEOGRAPHIC FOOTPRINT

The combined company is expected to expand its geographical presence while reducing the expense structure by integrating Regional's Healthcare Services segment with SunLink's Long-Term Care Pharmacy



OH
NC
SC
GA
AL
LA

Segment Revenue as a % of Total Revenue



Pharmacy
43%
50%
Healthcare Services
7%
Real Estate

Business Segments	# Facilities/Locations	Licensed Beds	Scripts/Orders[1]
Real Estate Segment	6	505	-
Operating Portfolio	6	662	-
Pharmacies	3	-	575,000

[1] Figure is an annual estimate of the number of prescriptions written and Durable Medical Equipment (DME) orders

COMPANY INTEGRATION

The combined company is expected to vertically integrate by expanding Carmichael's to service Regional's internally operated healthcare facilities

CARMICHAEL'S
PHARMACY & MEDICAL EQUIPMENT



Avoyelles
Evangeline
Allen
Saint Landry
Pointe Coupee
Baton Rouge
Jefferson Davis
Acadia
Lafayette
Lake Charles
Saint Martin
New Iberia
Vermilion



OH
NC
S C
GA
AL
LA

REGIONAL HEALTH PROPERTIES, INC.



Asheville
Gastonia
Monroe
Spartanburg
Greenville
Clemson
Gainesville
Columbia
Athens
Buford
Aiken
Orangeburg
Atlanta
Augusta
North
Macon
Dublin
Statesboro
Vidalia
Hinesville
Douglas

Expected to open a satellite pharmacy office within the green circle to service Regional's 5 facilities in the Carolinas and Georgia

REGIONAL HEALTH PROPERTIES, INC.

EXECUTIVE TEAM

SENIOR MANAGEMENT TEAM



Brent Morrison, CFA

Chairman, Chief Executive Officer and President

Regional Health Properties, Inc.

- Regional's CEO since 2019
- Interim CEO prior to that beginning in October 2017
- Regional Board Member since 2014
- Managing Director of Zuma Capital Management, LLC
- Former Research Analyst for Wells Fargo Advisors
- MBA from UCLA Anderson



Mark J. Stockslager

Chief Financial Officer

SunLink Health Systems, Inc.

- SunLink's CFO since 2007
- SunLink Board Member since July 2023
- Price Waterhouse & Co. from 1982 to 1988
- Actively involved in acquisition, divestitures, financings and public company reporting of healthcare businesses since 1979

REGIONAL HEALTH PROPERTIES, INC.

INDEPENDENT BOARD MEMBERS

INDEPENDENT BOARD MEMBERS



Chris Winkle

Former CEO of Sunrise Senior Living

SUNRISE SENIOR LIVING

MedQuest

- Former CEO, MedQuest
- Beazer Homes, Board Member since 2019



Scott Kellman

Former CEO of American Eagle Lifecare Corporation

AMERICAN EAGLE LIFECARE

- Former CEO, Care Investment Trust
- Former SVP, Healthcare Property Investors



Kenneth W. Taylor

CFO, Keeco

KEECO

- Former CFO, Construction Forms
- Former CFO, H-E Parts Intl (a *division of Hitachi LTD)*



Gene Burleson

Former Chairman of PET DRx

PET DRx

- Former Chairman, Grandcare
- Sunlink Board Member since 2003



Dr. Steven J. Baileys, DDS

Former Chairman & CEO, SafeGuard Health Enterprises

SafeGuard

- Sunlink Board Member since 2000



Steven L. Martin

President at Slater Capital Management LLC

Wharton University of Pennsylvania

- Regional Board Member since January 2025
- Designated by the Series B holders

OTCQB: RHEP, RHEA AND RHEPB[1]

Common Stock Symbol	RHEP
Common Stock Price	$3.40
Common Shares Outstanding	2,242,239

Preferred Series A symbol	RHEPA
Preferred Series A Price	$0.26
Preferred Series A Shares Outstanding	599,200

Preferred Series B symbol	RHEPB
Preferred Series B Price	$6.18
Preferred Series B Shares Outstanding	2,252,272

(1) Share information provided as of July 23, 2025.

HEADQUARTERS

Regional Health Properties
1050 Crown Pointe Parkway, Suite 720
Atlanta, GA 30338
info@regionalhealthproperties.com
(678) 869-5116

INVESTOR CONTACT

Brent Morrison, CFA
brent.morrison@regionalhealthproperties.com
(678) 368-4402